Exhibit 99.1

FOR IMMEDIATE RELEASE
October 4, 2023

CONTACT

Amanda Parsons DeRosier, Global Clean Energy

Amanda.DeRosier@gceholdings.com, 562-233-5146

GLOBAL CLEAN ENERGY REPORTS LARGEST CAMELINA ACREAGE WORLDWIDE

Over 65,000 acres contracted in the U.S., South America, and Europe

Great Falls, MT – Global Clean Energy Holdings Inc. (OTCQB:GCEH) today announced that its subsidiaries Sustainable Oils, Inc. (North America) and Camelina Company (Europe and South America) worked with growers to contract a record 65,000 acres of camelina crop during the 2023 growing season. The total acreage comes from across the globe including the Western U.S., Argentina, France, and Spain.

Camelina is a resilient oilseed crop that can be used in the production of renewable fuels and sustainable aviation fuel. It is produced as an intermediate crop, grown between planting cycles on land that would otherwise be left idle or fallow, providing cover crop benefits to the land but harvested at maturity to generate incremental revenue for growers. The Company believes additive revenues for farmers growing camelina to be especially beneficial for developing rural agricultural communities. Camelina grown as an intermediate crop does not generate land use change causing it to have among the lowest carbon intensities of any available feedstock on the market.

Global Clean Energy’s camelina variety portfolio - the largest globally - includes both spring and winter varieties, allowing camelina’s introduction as an intermediate crop in different crop rotations and geographies. In the U.S., Sustainable Oils produces camelina mostly as a spring crop replacing fallow land in cereal-fallow rotations in the Northern Plains and Pacific Northwest. In the High Plains of the U.S. and in South America camelina is grown as a winter crop with opportunities for double cropping with soybeans, late corn, or sorghum. Camelina Company is testing camelina as a summer crop in Europe, following a cereal or pulse harvest.

“This record-breaking year for camelina has been over a decade in the making,” Mike Karst, Senior Vice President of Global Clean Energy and President of Sustainable Oils said. “Our company has over 15 years of experience breeding and cultivating camelina. We’re excited that growers are starting to see the potential this crop has to offer both their fields and their profits.”

“The income generated from our camelina harvest supports our family and farm in so many ways,” Steve and Wanda McIntosh of SW & Crew Farms in Havre, Montana said. “We’ve planted Sustainable Oils camelina the last four years and plan to plant it again in 2024. Thanks to camelina we’ve added a new crop to our rotation, giving us the opportunity to increase our profitability and reduce our risk.”

Sustainable Oils’ farmers also experienced record camelina yields this year, reaching up to 1,900 pounds per acre. As Global Clean Energy’s new higher yielding varieties become commercially available in 2024, the Company believes that camelina planted next year may surpass 2023’s results.

“Globally, as more farmers learn of the benefits of this unique crop, we expect to exponentially scale camelina acreage, generating a new, truly sustainable feedstock for the renewable fuel industry,” Karst said.

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Images:

A camelina field nears maturity in Montana. Photo courtesy of Global Clean Energy.

Global Clean Energy camelina growing in France. Photo courtesy of Global Clean Energy.

Camelina emerges in a field in Argentina. Photo courtesy of Global Clean Energy.

About Global Clean Energy

Global Clean Energy Holdings, Inc. (OTCQB:GCEH) is a vertically integrated renewable feedstocks and finished fuels company whose business model is designed to control all aspects of the value chain, with one end of their business anchored in plant science and the other in renewable fuels production. Over the past 15 years Global Clean Energy has developed a portfolio of proprietary elite varieties of Camelina sativa (camelina) to be used as a feedstock for its renewable fuels facility in Bakersfield, California, providing feedstock certainty unmatched in the industry. By eliminating intermediaries and leveraging a vertically integrated model, Global Clean Energy maximizes operational and logistical efficiencies while minimizing feedstock costs and greenhouse gas (GHG) footprint. The Company believes it can achieve “net zero” GHG footprint on all their finished fuels, including renewable diesel, renewable propane, renewable naphtha, and in the future, sustainable aviation fuel (SAF). Global Clean Energy’s camelina holds several advantages over traditional feedstocks yielding additional Low Carbon Fuel Standard (LCFS) credits through a lower carbon intensity (CI) score. The Company contracts directly with farmers to grow its ultra-low carbon, nonfood, proprietary camelina crop on fallow land. As a low water use rotational crop grown on fallow land, camelina does not impact food production or compete with other crops for scarce water resources. The result of Global Clean Energy’s vertically integrated farm-to-fuel strategy is a highly sustainable, low cost, and ultra-low carbon finished fuel. More information can be found at www.gceholdings.com.

About Sustainable Oils

Sustainable Oils, Inc., the North American camelina subsidiary of Global Clean Energy Holdings, Inc., owns an industry-leading portfolio of intellectual property rights, including patents, Plant Variety Protection certificates, and production know-how to produce its proprietary camelina varieties as a nonfood ultra-low carbon renewable fuels feedstock. The varieties are the only nonfood renewable fuel feedstock on the market certified for both the U.S. EPA’s Renewable Fuel Standards and California’s Low Carbon Fuel Standard. Sustainable Oils is headquartered in Great Falls, Montana. More information can be found online at www.susoils.com.

About Camelina Company

Camelina Company España S.L., a Global Clean Energy Holdings, Inc. subsidiary, is Europe’s largest camelina crop innovator and seed producer and it is also managing camelina growth in South America. The company has extensive expertise in camelina production along the complete value chain – from planting seed to camelina oil and meal production. In 2013 Camelina Company was the first to receive a sustainability certification from the Roundtable on Sustainable Biomaterials for a certified camelina oil batch for Sustainable Aviation Fuel production. Over the past 10 years Camelina Company’s breeding program has produced 11 proprietary varieties, including both spring and winter camelina varieties, to enable camelina cultivation as an intermediate crop in a wide range of geographies and crop rotations. Camelina Company is headquartered in Madrid, Spain. To learn more, visit camelinacompany.es.

Forward-Looking Statements

This press release contains forward-looking information.  All statements other than statements of historical fact are “forward-looking statements”, including any statements of the plans, strategies and objectives for future operations, the likelihood of improving camelina yields or achieving any profitability therefrom, strategic value creation, risk profile and investment strategies, and any statements regarding future economic conditions or performance, the ability to complete our Bakersfield renewable fuels production facility and the expected financial and operational results of Global Clean Energy Holdings, Inc. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof, or other comparable terminology. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks, and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. Please refer to the risk factors discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which can be found at the SEC’s website www.sec.gov. The discussion of these risks is specifically incorporated by reference into this press release. Any forward-looking statements are made as of the date of this press release. We do not intend, and undertake no obligation, to update any forward-looking statements.